SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                  ------------

                              AIRNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Ohio                                                     31-1458309
(State of Incorporation                                         (IRS Employer
   or organization)                                          Identification No.)


                           3939 International Gateway
                              Columbus, Ohio 43219
                                 (614) 237-9777
                    (Address of Principal Executive Offices)

                                 --------------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
    Title of each class                                  on which each class
    to be so registered                                  is to be registered
    ___________________                                  ___________________

Common Shares, par value                              New York Stock Exchange
    $.01 per share


                               -----------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
        -----------------------------------------------------------------

                               Page 1 of 2 pages.

Item 1.     Description of Registrant's Securities to be Registered

            The description of the Registrant's Common Shares, par value $.01 per share, contained under the heading "DESCRIPTION OF CAPITAL STOCK" on pages 52 through 54 of the Registrant's Prospectus dated May 30, 1996 (the "Prospectus"), contained in the Registrant's
            Registration Statement on Form S-1 (File No. 333-3092) is incorporated herein by reference.

            The description of certain provisions of the Registrant's Articles of Incorporation and Code of Regulations contained under the heading "DESCRIPTION OF CAPITAL STOCK -- ANTI-TAKEOVER EFFECTS OF ARTICLES OF INCORPORATION, CODE OF REGULATIONS AND THE OHIO GENERAL CORPORATION LAW" on pages 52 through 54 of the Prospectus is incorporated herein by reference.

Item 2.     Exhibits

            Not applicable.




                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    AIRNET SYSTEMS, INC.



Date: May 21, 1997                  By: /s/ Eric P. Roy
                                        ________________________________________
                                        Name: Eric P. Roy
                                        Title:  Executive Vice President, Chief
                                        Operating Officer, Chief Financial
                                        Officer and Treasurer

                               Page 2 of 2 pages.